UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2006

GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-110906	20-0178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
660 Madison Avenue, 15th Floor, New York, New York		10021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 753-0804

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement;
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 8, 2006, the registrant obtained a US$50,000.00 loan from Justin Tang, a stockholder of the registrant, for the purpose of funding obligations incurred by the registrant in connection with proposing to amend its certificate of incorporation as detailed in its proxy statement, dated that date, relating to its upcoming special meeting of stockholders scheduled for March 21, 2006. As noted in that proxy material, which is available on the U.S. Securities and Exchange Commission’s website at http://www.sec.gov, Mr. Tang has also agreed to indemnify the registrant to the extent necessary to ensure that certain liabilities do not reduce funds in the registrant’s IPO trust account, which indemnification obligation remains in effect.

The loan bears simple interest at the rate of 8% per annum, payable December 31, 2006, is prepayable in whole or in part at any time, and is subject to acceleration upon the occurrence of certain bankruptcy-related and default events set forth in the promissory note evidencing the loan. The foregoing description of the loan is qualified by reference to the terms of the promissory note evidencing it, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K

Item 8.01. Other Events.

On March 8, 2006, the registrant filed definitive proxy materials relating to its upcoming special meeting of stockholders scheduled for March 21, 2006, and issued the press release included as 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1   Form of promissory note.

99.1   Press release dated March 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2006	GREAT WALL ACQUISITION CORPORATION

	By:	/s/ Kin Shing Li
Name: Kin Shing Li
Title: Chairman of the Board, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.  Description

10.1   Form of promissory note.

99.1   Press release, dated March 8, 2006.